     As filed with the Securities and Exchange Commission on May 22, 1998
============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ALLEGIANCE CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                                   DELAWARE
                           (State of Incorporation)

                                  36-4095179
                      (I.R.S. Employer Identification No.)

                1430 WAUKEGAN ROAD, MCGAW PARK, ILLINOIS    60085
                (Address of Principal Executive Offices)  (Zip Code)


          ALLEGIANCE CORPORATION 1998 INCENTIVE COMPENSATION PROGRAM
                           (Full Title of the Plan)

                              WILLIAM L. FEATHER
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              1430 WAUKEGAN ROAD
                          MCGAW PARK, ILLINOIS 60085
                    (Name and Address of Agent for Service)

                                (847) 689-8410
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Title of Securities to     Amount To Be     Proposed Maximum                Proposed Maximum           Amount Of
be Registered               Registered      Offering Price Per Share(1)     Aggregate Offering Price   Registration Fee(2)
--------------------------------------------------------------------------------------------------------------------------

Common Stock, par          4,000,000        $47.75                          $191,000,000.00            $56,345.00
value $1.00 (including
Series A Junior
Participating Preferred
Stock Purchase Rights)(3)
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee and computed pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices per share as reported on the New York Stock Exchange for Allegiance Common Stock on May 18, 1998.

(2) This fee has been calculated pursuant to Section 6(b) of the Securities Act.

(3) Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") currently trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Allegiance Corporation, a Delaware corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

     (c) The description of the Registrant's Common Stock, par value $1.00, and Preferred Stock contained under the heading "Description of Allegiance Capital Stock" in Amendment No. 3 to the Registrant's registration statement on Form 10, File No. 001-11885, filed with the Commission by the Registrant pursuant to
          Section 12(b) of the Exchange Act on or about September 20, 1996.


     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by William L. Feather, Senior Vice President, General Counsel and Secretary of the Registrant. As of the date hereof, Mr. Feather may be deemed to be the beneficial owner of 64,762 shares of Common Stock, including shares issuable pursuant to options which are currently exercisable or exercisable within 60 days hereof. Mr. Feather participates in the Registrant's Incentive Compensation Program.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any action, suit or proceeding to which they are, or threatened to be made, a party by reason of their serving in such positions so long as such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, so long as such persons had no reasonable cause to believe that their conduct was unlawful. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Amended and Restated Certificate of Incorporation of the Registrant provides for indemnification of present and former directors and officers of the Registrant and subsidiaries of the Registrant and persons serving as directors, officers, employees or agents of other corporations or entities at the request of the Registrant, each to the fullest extent permitted by the DGCL.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions, or redemptions of, or dividends on, capital stock) of the DGCL or (iv) for any transactions from which the director derived an improper personal benefit. The Amended and Restated Certificate of Incorporation of the Registrant contains such a provision.

     The Registrant maintains liability insurance for the protection of its directors and officers against claims asserted against them in their official capacities.

     The preceding discussion of the Amended and Restated Certificate of Incorporation of the Registrant and the DGCL is not intended to be exhaustive and is qualified in its entirety by reference to the complete texts of the Amended and Restated Certificate of Incorporation of the Registrant and to the DGCL.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable

ITEM 8.   EXHIBITS.

     Exhibit No.    Description
     -----------    -----------

     4.1 Amended and Restated Certificate of Incorporation of the Registrant, including Certificate of Designation relating to the Series A Junior Participating Preferred Stock of the Registrant (filed as Exhibit 3.1 to the Registrant's quarterly report on Form 10-Q for the quarterly period ended September 30, 1996, filed with the Commission on or about November 14, 1996, and incorporated herein by reference).

     4.2            Amended and Restated Bylaws of the Registrant (filed as
                    Exhibit 3.2 to the Registrant's registration statement, as amended, on Form S-1/A (File No. 333-12525), filed with the Commission on or about September 30, 1996, and incorporated herein by reference).

     4.3            Form of Certificate of Common Stock of the Registrant
                    (filed as Exhibit 4.1 to Amendment No. 3 to the Registrant's registration statement on Form 10/A (File No. 001-11885), filed with the Commission on or about September 20, 1996, and incorporated herein by reference).

     5.1 Opinion of William L. Feather regarding the legality of the securities being registered.

     23.1           Consent of Price Waterhouse LLP, independent accountants.

     23.2           Consent of William L. Feather (included in Exhibit 5.1).

ITEM 9.   UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein,and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McGaw Park, State of Illinois, on the 7th day of May, 1998.

                                   ALLEGIANCE CORPORATION


                                   By:  /s/ Lester B. Knight
                                        --------------------
                                        Lester B. Knight, Chairman of the Board
                                          and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant on May 7, 1998 in the capacities indicated.

          Signature                            Title
          ---------                            -----

        /s/ Lester B. Knight            Chairman of the Board, Chief Executive
------------------------------------    Officer and Director (Principal
          Lester B. Knight              Executive Officer)

        /s/ Joseph F. Damico            President, Chief Operating Officer and
------------------------------------    Director
          Joseph F. Damico

         /s/ Peter B. McKee             Peter B. McKee Senior Vice President
------------------------------------    and Chief Financial Officer (Principal
           Peter B. McKee               Financial Officer)

       /s/ Richard C. Adloff            Corporate Vice President and Controller
------------------------------------    (Principal Accounting Officer)
         Richard C. Adloff

        /s/ Kenneth D. Bloem            Director
------------------------------------
          Kenneth D. Bloem

       /s/ Silas S. Cathcart            Director
------------------------------------
         Silas S. Cathcart

        /s/ Connie R. Curran            Director
------------------------------------
          Connie R. Curran

        /s/ Arthur F. Golden            Director
------------------------------------
          Arthur F. Golden

       /s/ David W. Grainger            Director
------------------------------------
         David W. Grainger

     /s/ Michael D. O'Halleran
-----------------------------------
      Michael D. O'Halleran

                                 EXHIBIT INDEX


Exhibit No.    Description of Exhibit
-----------    ----------------------

    4.1 Amended and Restated Certificate of Incorporation of the Registrant, including Certificate of Designation relating to the Series A Junior Participating Preferred Stock of the Registrant (filed as Exhibit 3.1 to the Registrant's quarterly report on Form 10-Q for the quarterly period ended September 30, 1996, filed with the Commission on or about November 11, 1996, and incorporated herein by reference).

    4.2        Amended and Restated Bylaws of the Registrant (filed as Exhibit
               3.2 to the Registrant's Registration Statement, as amended, on Form S-1/A (File No. 333-12525), filed with the Commission on or about September 30, 1996, and incorporated herein by reference).

    4.3        Form of Certificate of Common Stock of the Registrant (filed as
               Exhibit 4.1 to Amendment No. 3 to the Registrant's Registration Statement on Form 10/A (File No. 001-11885), filed with the Commission on or about September 20, 1996, and incorporated herein by reference).

    5.1 Opinion of William L. Feather regarding the legality of the securities being registered.

   23.1        Consent of Price Waterhouse LLP, independent accountants.

   23.2        Consent of William L. Feather (included in Exhibit 5.1).

                                                                 Exhibit 5.1
                                                                 -----------

                   [Allegiance Corporation Letterhead]

                                             May 21, 1998


Allegiance Corporation
1430 Waukegan Road
McGaw Park, Illinois 60085


Ladies and Gentlemen:

     I am General Counsel of ALLEGIANCE CORPORATION, a Delaware corporation (the "Company"). This opinion is being furnished to you in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-8 (the "Registration Statement") relating to 4,000,000 shares (the "Shares") of the Company's common stock, par value $1.00 per Share (the "Common Stock") issuable pursuant to the Company's 1998 Incentive Compensation Program (the "Program").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon statements and representations of officers or other representatives of the Company and others.

     I am admitted to the Bar of the State of Illinois, and I express no opinion as to the laws of any other jurisdiction, except with respect to the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, when (i) the Registration Statement becomes effective; (ii) the Shares are issued pursuant to the terms of the Program; and (iii) certificates representing the Shares are duly executed, countersigned, registered and delivered, I am of the opinion that the Shares will be duly authorized by requisite corporate action on the part of the Company and, when and to the extent issued and paid for in accordance with the terms of the Program, will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement.

                            Very truly yours,


                            /s/ William L. Feather
                            ----------------------------------------------------
                            William L. Feather
                            Senior Vice President, General Counsel and Secretary

                                                                 Exhibit 23.1
                                                                 ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1998, which appears on page 27 of the Annual Report to Stockholders of Allegiance Corporation, which is incorporated by reference in the Annual Report on Form 10-K of Allegiance Corporation for the year ended December 31, 1997. We also consent to the incorporation by reference of our Report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K.


PRICE WATERHOUSE LLP


Chicago, Illinois
May 21, 1998